As filed with the Securities and Exchange Commission on September 18, 2024

Registration No. 333-235904

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-1 ON FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Delcath Systems, Inc.

(Exact name of registrant as specified in its charter)

Delaware	3841	06-1245881
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

566 Queensbury Avenue

Queensbury, New York 12805

(212) 489-2100

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Gerard Michel

Chief Executive Officer

Delcath Systems, Inc.

566 Queensbury Avenue,

Queensbury, NY 12804

(Address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Ryan S. Sansom

Christina Roupas

Cooley LLP

500 Boylston Street

Boston, Massachusetts 02116

Tel: (617) 937-2300

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(e) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act. ☐

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act. ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

This Post-Effective Amendment No. 1 (this “Post-Effective Amendment”) relates to the registration statement on Form S-1, as amended (File No. 333-235904) of Delcath Systems, Inc. (the “Company”) originally filed with the Securities and Exchange Commission (the “SEC”) on January 13, 2020 and declared effective on April 30, 2020 (the “Existing Registration Statement” and the shares of common stock, $0.01 par value per share registered thereby, the “Registered Shares”). This Post-Effective Amendment is being filed to convert the Existing Registration Statement from a Form S-1 registration statement to a Form S-3 registration statement. No additional securities are being registered under this Post-Effective Amendment. All applicable registration fees were paid at the time of the original filing of the Existing Registration Statement.

This Post-Effective Amendment also contains an updated prospectus relating to the offering and sale of the Registered Shares and amends and restates the information contained in the Existing Registration Statement under the headings contained herein.

The information in this preliminary prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is neither an offer to sell nor the solicitation of an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject to Completion

Preliminary Prospectus dated September 18, 2024

DELCATH SYSTEMS, INC.

1,851,900 Shares of Common Stock Issuable Upon Exercise of Outstanding Series F Warrants

17,456 Shares of Common Stock Issuable Upon Exercise of Outstanding Pre-Funded Warrants

This prospectus relates to the offer and sale by us of an aggregate 1,851,900 of our shares of common stock, $0.01 par value per share (the “Common Stock”), that are issuable at an exercise price of $10.00 per share upon exercise of the currently outstanding series F warrants (each a “Series F Warrant” and, collectively, the “Series F Warrants”) that we issued in a public offering in May 2020. We are also offering for sale an aggregate 17,456 shares of Common Stock that are issuable at an exercise price of $0.01 per share upon exercise of the currently outstanding pre-funded warrants (each a “Pre-funded Warrant” and, collectively, the “Pre-funded Warrants” and together with the Series F Warrants, the “Outstanding Warrants”) that we issued in a public offering in May 2020.

We will receive the proceeds from any cash exercises of the Outstanding Warrants. Additionally, in the event there is no effective registration statement at the time of exercise, the Outstanding Warrants may be exercised on a cashless basis. If the Outstanding Warrants are exercised on a cashless basis, we would not receive any cash payments from any exercise of the Outstanding Warrants. Each Series F Warrant is exercisable from and after the date of issuance and expires on the fifth anniversary of such date. Each Pre-funded Warrant is exercisable upon issuance and does not expire prior to exercise in full. If all these Outstanding Warrants are exercised for cash, we will receive aggregate proceeds of approximately $18.5 million for the Outstanding Warrants.

Our Common Stock is traded on The Nasdaq Capital Market under the symbol “DCTH.” On September 17, 2024, the closing price for our Common Stock, as reported on The Nasdaq Capital Market, was $9.38 per share. As of August 31, 2024, 28,000,843 shares of Common Stock were issued and outstanding.

Investing in our Common Stock involves risks that are described in the section titled “Risk Factors” beginning on page 2 of this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the securities to be sold under this prospectus or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is    , 2024.

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the SEC using a “shelf” registration process. By using a shelf registration statement, we may, from time to time, sell the securities described in this prospectus in one or more offerings as described in this prospectus. To the extent necessary, each time that we offer and sell securities, we may provide a prospectus supplement to this prospectus that contains specific information about the securities being offered and sold and the specific terms of that offering. To the extent permitted by law, we may also authorize one or more free writing prospectuses that may contain material information relating to these offerings. Such prospectus supplement or free writing prospectus may also add, update or change information contained in this prospectus with respect to that offering. If there is any inconsistency between the information in this prospectus and the applicable prospectus supplement or free writing prospectus, you should rely on the prospectus supplement or free writing prospectus, as applicable. Before purchasing any securities, you should carefully read this prospectus and any applicable prospectus supplement and free writing prospectuses, together with the additional information described in the section titled “Where You Can Find More Information; Incorporation by Reference.”

We have not authorized anyone to provide you with any information or to make any representations other than those contained in this prospectus, any applicable prospectus supplement or any free writing prospectuses prepared by or on behalf of us or to which we have referred you. We do not take any responsibility for, nor provide any assurance as to the reliability of, any other information that others may give you. We will not make an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus and the applicable prospectus supplement to this prospectus is accurate only as of the date on its respective cover, that the information appearing in any applicable free writing prospectus is accurate only as of the date of that free writing prospectus, and that any information incorporated by reference herein is accurate only as of the date of the incorporated document, unless we indicate otherwise. Our business, financial condition, results of operations and prospects may have changed since those dates.

This prospectus incorporates by reference, and any prospectus supplement or free writing prospectus may contain and incorporate by reference, market data and industry statistics and forecasts that are based on independent industry publications and other publicly available information. Although we believe these sources are reliable, we cannot guarantee the accuracy or completeness of this information and have not independently verified this information. In addition, the market and industry data and forecasts that may be included or incorporated by reference in this prospectus, any prospectus supplement or any applicable free writing prospectus may involve estimates, assumptions and other risks and uncertainties and are subject to change based on various factors, including those discussed in the section titled “Risk Factors” contained in this prospectus, any applicable prospectus supplement and any applicable free writing prospectus, and under similar headings in other documents that are incorporated by reference in this prospectus. Accordingly, investors should not place undue reliance on this information.

Unless the context otherwise indicates, references in this prospectus to, “Delcath,” “the Company,” “we,” “our,” or “us” mean Delcath Systems, Inc. and its wholly owned subsidiaries.

ii

PROSPECTUS SUMMARY

Company Overview

We are an interventional oncology company focused on the treatment of primary cancers metastatic to the liver. Our lead product, the HEPZATO KIT (melphalan for Injection/Hepatic Delivery System), a drug/device combination product, was approved by the US Food and Drug Administration (the “FDA”) on August 14, 2023, indicated as a liver-directed treatment for adult patients with uveal melanoma with unresectable hepatic metastases affecting less than 50% of the liver and no extrahepatic disease, or extrahepatic disease limited to the bone, lymph nodes, subcutaneous tissues, or lung that is amenable to resection, or radiation. The first commercial use of HEPZATO for the treatment of metastatic hepatic dominant uveal melanoma (“mUM”) took place in January 2024.

In the United States, HEPZATO is considered a combination drug and device product and is regulated as a drug by the FDA. Primary jurisdiction for regulation of HEPZATO has been assigned to the FDA’s Center for Drug Evaluation and Research. The FDA has granted us six orphan drug designations (five for melphalan in the treatment of patients with ocular (uveal) melanoma, cutaneous melanoma, intrahepatic cholangiocarcinoma, hepatocellular carcinoma, and neuroendocrine tumor indications and one for doxorubicin in the treatment of patients with hepatocellular carcinoma).

We have sufficient raw material and component constituent parts of HEPZATO KIT to meet anticipated demand and we intend to manage supply chain risk through stockpiled inventory and contracting with multiple suppliers for critical components. As of July 31, 2024, eight facilities have treated at least one patient with the HEPZATO KIT.

In Europe, the hepatic delivery system is a stand-alone medical device having the same device components as HEPZATO, but without the melphalan hydrochloride and is approved for sale under the trade name CHEMOSAT Hepatic Delivery System for Melphalan, or CHEMOSAT, where it has been used at major medical centers to treat a wide range of cancers in the liver. On February 28, 2022, CHEMOSAT received Medical Device Regulation (MDR) certification under the European Medical Devices Regulation (EU)2017/745, which may be considered by jurisdictions when evaluating reimbursement. As of March 1, 2022, we have assumed direct responsibility for sales, marketing and distribution of CHEMOSAT in Europe.

Our clinical development program for HEPZATO was comprised of the FOCUS Clinical Trial for Patients with metastatic hepatic dominant Uveal Melanoma (the “FOCUS Trial”), a global registration clinical trial that investigated objective response rate in patients with mUM. The current focus of our clinical development program is to generate clinical data for CHEMOSAT and HEPZATO in patients with mUM, either as monotherapy or in combination with immunotherapy. On May 6, 2024, we announced the publication of results from our Phase 3 FOCUS Trial, including an Overall Response Rate (“ORR”) of 36.35, which included 7.7% of patients with Complete Response, as determined by an Independent Review Committee. An ORR of 36.3% in the FOCUS study was statistically significantly better than the pooled ORR estimate (a weighted mean of the observed ORR) of 5.5% in the historical control group. We expect that the publication will support increased clinical adoption of and reimbursement for CHEMOSAT in Europe, and support reimbursement in various jurisdictions, including the United States.

In addition to HEPZATO’s use to treat mUM, the Company believes that HEPZATO has the potential to treat other cancers in the liver, such as metastatic colorectal cancer, metastatic neuroendocrine tumors, metastatic breast cancer and intrahepatic cholangiocarcinoma, and plans to begin one or more studies of HEPZATO KIT to treat such conditions in late 2024 or early 2025. We believe that those and similar disease states are areas of unmet medical needs that represent significant market opportunities.

Corporate Information

We were incorporated in the State of Delaware in August 1988. Our corporate offices are located at 566 Queensbury Avenue, Queensbury, New York 12804. Our telephone number is (212) 489-2100 and our internet address is www.delcath.com. Information contained in, or accessible through, our website does not constitute any part of, and is not incorporated into, this prospectus.

RISK FACTORS

Investing in our securities involves a high degree of risk. Before deciding whether to invest in our securities, you should consider carefully the risks and uncertainties discussed in this section and under the sections titled Risk Factors contained in our most recent Annual Report on Form 10-K and in our subsequent Quarterly Reports on Form 10-Q for the quarterly periods ended subsequent to our filing of such Annual Report on Form 10-K, as well as any amendments or updates to our risk factors reflected in subsequent filings with the SEC, which are incorporated by reference into this prospectus, together with other information in this prospectus, the documents incorporated by reference, any prospectus supplement and any free writing prospectus that we may authorize. These risks and uncertainties are not the only risks and uncertainties we face. Additional risks and uncertainties not presently known to us, or that we currently view as immaterial, may also impair our business. If any of the risks or uncertainties described in our SEC filings or any additional risks and uncertainties actually occur, our business, financial condition, results of operations and cash flow could be materially and adversely affected. In that case, the trading price of our Common Stock could decline and you might lose all or part of your investment. Please also read carefully the section titled “Cautionary Note Regarding Forward-Looking Statements.”

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, and the documents incorporated by reference herein, contain, or will contain, “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act of 1934, as amended (the “Exchange Act”). Forward-looking statements can be identified by words such as “intends,” “believes,” “anticipates,” “indicates,” “plans,” “expects,” “suggests,” “may,” “would,” “should,” “potential,” “designed to,” “will,” “ongoing,” “estimate,” “forecast,” “predict,” “could,” and similar references, although not all forward-looking statements contain these words. Forward-looking statements are neither historical facts nor assurances of future performance. These statements are based only on our current beliefs, expectations and assumptions regarding the future of our business, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of our control. Risks that could cause actual results to vary from expected results expressed in our forward-looking statements include, but are not limited to:

•	our estimates regarding sufficiency of our cash resources, anticipated capital requirements, future revenue and our need for additional financing;

•	the commencement of future clinical trials, if any, and the results and timing of those clinical trials;

•

our ability to successfully commercialize CHEMOSAT, HEPZATO, and future products, if any, and to generate revenue and successfully obtain reimbursement for the products and/or the associated procedures;

•	our sales, marketing and distribution capabilities and strategies, including those relating to commercialization and manufacturing of CHEMOSAT, HEPZATO, and future products, if any;

•	the rate and degree of market acceptance and clinical utility of CHEMOSAT, HEPZATO, and future products, if any;

•	developments relating to our competitors and our industry;

•	the initiation and success of our research and development programs;

•	submission and timing of applications for regulatory approval and approval thereof;

•	our ability to successfully source components of CHEMOSAT, HEPZATO, and future products, if any, and enter into supplier contracts;

•	our ability to source melphalan for use in HEPZATO;

•	our ability to successfully manufacture CHEMOSAT and HEPZATO;

•	our ability to successfully negotiate and enter into agreements with distribution, strategic and corporate partners;

•	our estimates of potential market opportunities and our ability to successfully realize these opportunities; and

•

other factors discussed under the headings “Business,” “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our most recent Annual Report on Form 10-K and in our Quarterly Reports on Form 10-Q for the quarterly periods ended subsequent to our filing of such Annual Report on Form 10-K, as well as any amendments thereto reflected in subsequent filings with the SEC, which sections are incorporated by reference.

Forward-looking statements speak only as of the date the statements are made. Except as required under the federal securities laws and rules and regulations of the SEC, we undertake no obligation to update or revise forward-looking statements to reflect actual results, changes in assumptions or changes in other factors affecting forward-looking information. We caution you not to unduly rely on the forward-looking statements when evaluating the information presented herein.

USE OF PROCEEDS

If the Outstanding Warrants are exercised in full, we will receive gross proceeds of approximately $18.5 million, however we do not know when, if or the extent to which such Outstanding Warrants may be exercised, and it is possible that no Outstanding Warrants may be exercised, in which case we would not receive any proceeds from this offering.

We will retain broad discretion over the use of the net proceeds from this offering. We currently anticipate using the net proceeds from this offering primarily for general corporate purposes, which include, but are not limited to, funding our commercialization and manufacturing development, other research and development activities and for general and administrative expenses.

Pending the use of the net proceeds, we intend to invest the net proceeds in short-term, interest-bearing, investment-grade securities.

DESCRIPTION OF COMPANY SECURITIES

The following description of our Common Stock and preferred stock summarizes the material terms and provisions of our Common Stock and preferred stock. The following description of our capital stock does not purport to be complete and is subject to, and qualified in its entirety by, our Amended and Restated Certificate of Incorporation, as amended, and our Amended and Restated By-Laws, which are exhibits to the registration statement of which this prospectus forms a part, and by applicable law. We refer in this section to our Amended and Restated Certificate of Incorporation, as amended, as our certificate of incorporation, and we refer to our Amended and Restated By-Laws as our by-laws. The terms of our Common Stock and preferred stock may also be affected by Delaware law.

Authorized Capital Stock

Our authorized capital stock consists of 80,000,000 shares of our Common Stock and 10,000,000 shares of undesignated preferred stock, $0.01 par value per share. As of August 31, 2024, we had 28,000,843 shares of Common Stock outstanding and 9,505 shares of Series E Convertible Preferred Stock, 1,753 shares of Series E-1 Convertible Preferred Stock and 1,085 F-2 Preferred Stock outstanding. As of August 31, 2024, we had 4,364,830 shares of Common Stock issuable upon the exercise of outstanding warrants, including (i) 1,758,843 Series E and Series E-1 Warrants, (ii) 1,851,900 Series F Warrants, (iii) 16,666 Tranche B Common Stock Warrants and (iv) 737,421 Pre-funded Warrants at a weighted average exercise price of $8.30 per share (b) 6,076,709 shares of Common Stock issuable upon the exercise of outstanding options with a weighted average exercise price of $7.18 per share and (c) 24,650 shares of preferred stock issuable upon the exercise of outstanding Tranche B Preferred Stock Warrants.

Common Stock

Voting

Holders of our Common Stock are entitled to one vote per share on matters to be voted on by stockholders and also are entitled to receive such dividends, if any, as may be declared from time to time by our board of directors in its discretion out of funds legally available therefor. Holders of our Common Stock have exclusive voting rights for the election of our directors and all other matters requiring stockholder action, except with respect to amendments to our certificate of incorporation that alter or change the powers, preferences, rights or other terms of any outstanding preferred stock if the holders of such affected series of preferred stock are entitled to vote on such an amendment or filling vacancies on the board of directors.

Dividends

Holders of Common Stock are entitled to share ratably in any dividends declared by our board of directors, subject to any preferential dividend rights of any outstanding preferred stock. Dividends consisting of shares of Common Stock may be paid to holders of shares of Common Stock. We do not intend to pay cash dividends in the foreseeable future.

Liquidation and Dissolution

Upon our liquidation or dissolution, the holders of our Common Stock will be entitled to receive pro rata all assets remaining available for distribution to stockholders after payment of all liabilities and provision for the liquidation of any shares of preferred stock at the time outstanding.

Other Rights and Restrictions

Our Common Stock has no preemptive or other subscription rights, and there are no conversion rights or redemption or sinking fund provisions with respect to such stock. Our Common Stock is not subject to redemption by us. Our certificate of incorporation and bylaws do not restrict the ability of a holder of Common Stock to transfer the stockholder’s shares of Common Stock. If we issue shares of Common Stock under this prospectus, the shares will be fully paid and non-assessable and will not have, or be subject to, any preemptive or similar rights.

Preferred Stock

Our board of directors has the authority to issue up to 10,000,000 shares of preferred stock in one or more series and to determine the rights and preferences of the shares of any such series without stockholder approval, of which Series E Preferred Stock, Series E-1 Preferred Stock, Series F-2 Preferred Stock, Series F-3 Preferred Stock and Series F-4 Preferred Stock (together, the “Preferred Stock”) is outstanding. Our board of directors may issue preferred stock in one or more series and has the authority to fix the designation and powers, rights and preferences and the qualifications, limitations, or restrictions with respect to each class or series of such class without further vote or action by the stockholders. The ability of our board of directors to issue preferred stock without stockholder approval could have the effect of delaying, deferring or preventing a change of control of us or the removal of existing management.

Each share of the Preferred Stock has a par value of $0.01 per share and a stated value equal to $1,000 (the “Stated Value”), and is convertible at any time at the option of the holder into the number of shares of Common Stock determined by dividing the Stated Value by the Conversion Price. The Conversion Price is $10.00 for Series E and Series E-1 Preferred Stock, $3.30 for Series F-2 Preferred Stock, $4.50 for Series F-3 Preferred Stock and $6.00 for Series F-4 Preferred Stock, subject to certain limitations and adjustments. Except for certain adjustments, the holders of the Preferred Stock will be entitled to receive dividends on such shares equal (on an as if converted basis) to and in the same form as dividends paid on shares of our Common Stock. Any such dividends that are not paid to the holders of Preferred Stock will increase the Stated Value. No other dividends will be paid on shares of Preferred Stock. The Preferred Stock will vote on an as converted basis on all matters submitted to the holders of Common Stock for approval, subject to certain limitations and exceptions. The affirmative vote of the holders of a majority of the then outstanding shares of Preferred Stock is required to increase the number of authorized shares of such preferred stock or to alter or change adversely the powers, preferences or rights given to such preferred stock, or to amend the Company’s organizational documents in any manner that adversely affects the rights of the holders of such preferred stock. Upon any liquidation of the Company, the holders of the Preferred Stock will be entitled to receive out of the assets of the Company an amount equal to the Stated Value plus any accrued and unpaid dividends thereon for each share of such preferred stock before any distribution or payment will be made to the holders of the Common Stock.

Outstanding Warrants

The following is a brief summary of material provisions of the Outstanding Warrants related to the shares of Common Stock offered and issuable upon the exercise of such Outstanding Warrants.

Series F Warrants

Duration and Exercise

The Series F Warrants are exercisable from and after the date of their issuance and expire on the fifth anniversary of such date, at an exercise price of $10.00 per share. The Series F Warrants are governed by the terms of a global warrant held in book-entry form. The holder of a Series F Warrant will not be deemed a holder of our underlying Common Stock until the Series F Warrant is exercised. No fractional shares of Common Stock will be issued in connection with the exercise of a Series F Warrant. Instead, for any such fractional share that would have otherwise been issued upon exercise of Series F Warrants, the number of shares of Common Stock to be issued will be rounded to the nearest whole number.

Exercisability

The Series F Warrants are exercisable, at the option of each holder, in whole or in part, by delivering to us a duly executed exercise notice accompanied by payment in full for the number of shares of our Common Stock purchased upon such exercise (except in the case of a cashless exercise as discussed below). A holder (together with its affiliates) may not exercise any portion of the Series F Warrant to the extent that the holder would own more than 4.99% of the outstanding Common Stock immediately after exercise, except that upon at least 61 days’ prior notice from the holder to us, the holder may increase the amount of beneficial ownership of outstanding stock after exercising the holder’s Series F Warrants up to 9.99% of the number of shares of our Common Stock outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the Series F Warrants and Delaware law. Holders of Series F Warrants may also elect prior to the issuance of the Series F Warrants to have the initial exercise limitation set at 9.99% of our outstanding Common Stock.

Cashless Exercise

If, at the time a holder exercises its Series F Warrants, a registration statement registering the issuance of the shares of Common Stock underlying the Series F Warrants under the Securities Act is not then effective or available for the issuance of such shares, then in lieu of making the cash payment otherwise contemplated to be made to us upon such exercise in payment of the aggregate exercise price, the holder may elect instead to receive upon such exercise (either in whole or in part) the net number of shares of Common Stock determined according to a formula set forth in the Series F Warrants.

Transferability

Subject to applicable laws, a Series F Warrant may be transferred at the option of the holder upon surrender of the Series F Warrant to us together with the appropriate instruments of transfer.

Fractional Shares

No fractional shares of Common Stock will be issued upon the exercise of the Series F Warrants. Rather, the number of shares of Common Stock to be issued will be rounded to the nearest whole number.

Trading Market

There is no established public trading market for the Series F Warrants, and we do not expect a market to develop. In addition, we have not in the past and do not intend in the future to apply to list the Series F Warrants on any national securities exchange or other nationally recognized trading system. Without an active trading market, the liquidity of the Series F Warrants will be limited.

Right as a Stockholder

Except as otherwise provided in the Series F Warrants or by virtue of such holder’s ownership of shares of our Common Stock, the holders of the Series F Warrants do not have the rights or privileges of holders of our Common Stock with respect to the shares of Common Stock underlying the Series F Warrants, including any voting rights, until they exercise their Series F Warrants. The Series F Warrants will provide that holders have the right to participate in distributions or dividends paid on our Common Stock.

Fundamental Transaction

In the event of a fundamental transaction, as described in the Series F Warrants and generally including any reorganization, recapitalization or reclassification of our Common Stock, the sale, transfer or other disposition of all or substantially all of our properties or assets, our consolidation or merger with or into another person, the acquisition of more than 50% of our outstanding Common Stock, or any person or group becoming the beneficial owner of 50% of the voting power represented by our outstanding Common Stock, the holders of the Series F Warrants will be entitled to receive upon exercise of the Series F Warrants the kind and amount of securities, cash or other property that the holders would have received had they exercised the Series F Warrants immediately prior to such fundamental transaction. Additionally, as more fully described in the Series F Warrants, in the event of certain fundamental transactions, the holders of the Series F Warrants will be entitled to receive consideration in an amount equal to the Black Scholes value of the Series F Warrants determined according to a formula set forth in the Series F Warrants.

Warrant Agent

The Series F Warrants have been issued pursuant to the terms of a warrant agency agreement between us and Equiniti, LLC, as warrant agent. The warrant agent may resign upon 30 days’ written notice to us, our transfer agent and the holders of any warrant certificates. We have the right to remove the warrant agent upon 30 days’ prior written notice to the warrant agent, our transfer agent and the holders of any warrant certificates. If the warrant agent resigns or is removed, we will appoint a successor warrant agent. If we do not do so within 30 days, then any holder of a warrant certificate may petition a court of competent jurisdiction to appoint a successor warrant agent and we will be deemed to be the warrant agent pending such appointment. In the warrant agency agreement, we have agreed to indemnify the warrant agent against certain liabilities.

Amendments

The warrant agency agreement may be amended by the warrant agent and us without the approval of the holders of Series F Warrants to cure any ambiguity, to correct or supplement any defective or inconsistent provisions or to make such other provisions as we and the warrant agent deem necessary or desirable and which do not adversely affect the interest of the holders. In addition, with the consent of the holders of a majority of the outstanding Series F Warrants, we and the warrant agent may modify the warrant agency agreement and the Series F Warrants for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the warrant agency agreement or modifying in any manner the rights of the holders of the Series F Warrants; provided, however, that no modification of the terms (including but not limited to the adjustments provisions) upon which the Series F Warrants are exercisable or reducing the percentage required for consent to modification of the warrant agency agreement may be made without the consent of each holder of the then-outstanding Series F Warrants.

The description of the warrant agency agreement contained herein is not complete and is qualified in its entirety by the provisions of the warrant agency agreement, the form of which is filed as an exhibit to the registration statement of which this prospectus forms a part. Prospective investors should carefully review the terms and provisions of the warrant agency agreement for a complete description of the terms and conditions thereof.

Pre-funded Warrants

Duration and Exercise

Each Pre-funded Warrant has an initial exercise price per share equal to $0.01. The Pre-funded Warrants are immediately exercisable and will not expire prior to exercise in full. The exercise price and number of shares of Common Stock issuable upon exercise is subject to appropriate adjustment in the event of stock dividends, stock splits, reorganizations or similar events affecting our Common Stock. No fractional shares of Common Stock will be issued in connection with the exercise of a Pre-funded Warrant. Instead, for any such fractional share that would have otherwise been issued upon exercise of Pre-funded Warrant, the number of shares of Common Stock to be issued will be rounded to the nearest whole number.

Exercisability

The Pre-funded Warrants are exercisable, at the option of each holder, in whole or in part, by delivering to us a duly executed exercise notice accompanied by payment in full for the number of shares of our Common Stock purchased upon such exercise (except in the case of a cashless exercise as discussed below). If there is no effective registration statement registering the issuance of such Common Stock underlying the Pre-funded Warrants, the holder may exercise such Pre-funded Warrants through a cashless exercise, in which case the holder would receive upon such exercise the net number of shares of Common Stock determined according to the formula set forth in the Pre-funded Warrants.

Exercise Limitation

A holder (together with its affiliates) may not exercise any portion of the Pre-funded Warrants to the extent that the holder would own more than 4.99% of the outstanding Common Stock immediately after exercise, except that upon at least 61 days’ prior notice from the holder to us, the holder may increase the amount of beneficial ownership of outstanding stock after exercising the holder’s Pre-funded Warrants up to 9.99% of the number of shares of our Common Stock outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the Pre-funded Warrants and Delaware law.

Transferability

Subject to applicable laws and any restrictions on transfer set forth in the Pre-funded Warrants, an outstanding Pre-funded Warrant may be transferred at the option of the holder upon surrender of the Pre-funded Warrants to us together with the appropriate instruments of transfer.

Trading Market

We have not in the past and do not intend in the future to apply to list the Pre-funded Warrants on any national securities exchange or other nationally recognized trading systems.

Right as a Stockholder

Except as otherwise provided in the Pre-funded Warrants or by virtue of such holder’s ownership of shares of our Common Stock, the holders of the Pre-funded Warrants do not have the rights or privileges of holders of our Common Stock with respect to the shares of Common Stock underlying the Pre-funded Warrants, including any voting rights, until they exercise their Pre-funded Warrants. The Pre-funded Warrants provide that holders have the right to participate in distributions or dividends paid on our Common Stock.

Trading Information

Our Common Stock trades on The Nasdaq Capital Market under the symbol “DCTH.”

Transfer Agent and Registrar

The transfer agent and registrar for our Common Stock is Equiniti, LLC.

PLAN OF DISTRIBUTION

In accordance with the terms of the Outstanding Warrants to which this prospectus relates, we will issue Common Stock underlying the Outstanding Warrants to the holders thereof upon due exercise of such Outstanding Warrants. We will then deliver shares of our Common Stock in the manner described in the warrant agency agreement, which is filed as an exhibit to the registration statement of which this prospectus is a part. No underwriter or other person has been engaged by us to facilitate the sale of the securities we are offering in this offering. We will receive all of the proceeds from any cash exercise of the Outstanding Warrants. All costs associated with this registration were borne by us.

Each Series F Warrant and Pre-funded Warrant has an exercise price of $10.00 and $0.01, respectively. Each Series F Warrant is exercisable, and has been exercisable, from and after the date of their issuance and will expire on the fifth anniversary of such date of issuance. Each Pre-funded Warrant is exercisable, and has been exercisable, from and after the date of their issuance and will not expire prior to exercise in full.

The Outstanding Warrants are exercisable, at the option of each holder, by delivering to us a duly executed exercise notice accompanied by payment in full for the number of shares of our Common Stock purchased upon such exercise. If there is no effective registration statement registering the issuance of such Common Stock underlying the Outstanding Warrants, the holder may exercise the Outstanding Warrants through a cashless exercise, in which case the holder would receive upon such exercise the net number of shares of Common Stock determined according to the formula set forth in the Outstanding Warrants.

Holders shall not have the right to exercise the Outstanding Warrants, to the extent that after giving effect to such exercise, such holder, together with such holder’s affiliates and any other persons acting as a group together with the holder or any of the holder’s affiliates, would beneficially own in excess of 4.99% of the Common Stock outstanding immediately after giving effect to such exercise, which limitation may be increased to 9.99% by the holder upon at least 61 days’ prior notice from the holder to us.

No fractional shares of Common Stock will be issued upon exercise of the Outstanding Warrants. If there is a fractional share issuable upon exercise of the Outstanding Warrants, the number of shares of Common Stock to be issued will be rounded to the nearest whole number.

LEGAL MATTERS

Lowenstein Sandler LLP, New York, New York has passed upon the validity of the shares of Common Stock offered by this prospectus. Certain legal matters with respect to the shares of Common Stock offered by this prospectus will be passed upon by Cooley LLP, Boston, Massachusetts. Additional legal matters may be passed upon for us or any underwriters, dealers or agents, by counsel that we will name in the applicable prospectus supplement.

EXPERTS

The consolidated financial statements as of December 31, 2023 and 2022 and for each of the two years in the period ended December 31, 2023 incorporated by reference in this prospectus have been so incorporated in reliance on the report of Marcum, LLP, an independent registered public accounting firm, incorporated herein by reference, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION;

INCORPORATION BY REFERENCE

Available Information

We file reports, proxy statements and other information with the SEC. The SEC maintains a website that contains reports, proxy and information statements and other information about issuers, such as us, who file electronically with the SEC. The address of that website is www.sec.gov. You may access these materials free of charge as soon as reasonably practicable after they are electronically filed with or furnished to the SEC.

Our website address is http://www.delcath.com. The information on our website, however, is not, and should not be deemed to be, a part of, or incorporated by reference in, this prospectus.

This prospectus and any prospectus supplement are part of a registration statement that we filed with the SEC and do not contain all of the information in the registration statement. The full registration statement may be obtained from the SEC or us, as provided above. Statements in this prospectus or any prospectus supplement about these documents are summaries and each statement is qualified in all respects by reference to the document to which it refers. You should refer to the actual documents for a more complete description of the relevant matters. You may inspect a copy of the registration statement through the SEC’s website, as provided above.

Incorporation by Reference

The SEC allows us to incorporate by reference into this prospectus the information contained in other documents we file with the SEC, which means that we can disclose important information to you by referring you to those documents. Any statement contained in any document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded, for purposes of this prospectus, to the extent that a statement contained in or omitted from this prospectus, or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus. We incorporate by reference the documents listed below which have been filed by us:

•

our Annual Report on Form 10-K for the year ended December 31, 2023, filed with the SEC on March 26, 2024, including those portions of the Form 10-K incorporated by reference from our definitive proxy statement filed with the SEC on April 12, 2024;

•	our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2024, filed with the SEC on May 14, 2024 and June 30, 2024, filed with the SEC on August 5, 2024;

•	our Current Reports on Form 8-K, filed with the SEC on January 31, 2024, February 14, 2024, March 19, 2024, April 26, 2024, May 29, 2024, July 19, 2024 and August 28, 2024; and

•

the description of our Common Stock contained in our registration on Form 8-Al2B (File No. 001-16133) filed with the SEC on April 30, 2020, including any amendment or report filed for the purpose of updating such description.

All documents we file with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, except as to any portion of any report or documents that is not deemed filed under such provisions, (1) on or after the date of filing of the registration statement containing this prospectus and prior to the effectiveness of the registration statement and (2) on or after the date of this prospectus until the earlier of the date on which all of the securities registered hereunder have been sold or the registration statement of which this prospectus is a part has been withdrawn, shall be deemed incorporated by reference in this prospectus and to be a part of this prospectus from the date of filing of those documents and will be automatically updated and, to the extent described above, supersede information contained or incorporated by reference in this prospectus and previously filed documents that are incorporated by reference in this prospectus.

Nothing in this prospectus shall be deemed to incorporate information furnished but not filed with the SEC pursuant to Item 2.02, 7.01 or 9.01 of Form 8-K. Upon written or oral request, we will provide without charge to each person, including any beneficial owner, to whom a copy of the prospectus is delivered a copy of any or all of the reports or documents incorporated by reference herein (other than exhibits to such documents, unless such exhibits are specifically incorporated by reference herein). You may request a copy of these filings, at no cost, by writing or telephoning us at the following address: Delcath Systems, Inc., 566 Queensbury Avenue, Queensbury, NY 12804.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution

The following table sets forth the estimated expenses to be borne by the registrant in connection with the issuance and distribution of the shares of Common Stock being registered hereby. The SEC registration fee was previously paid in connection with the filing of the Existing Registration Statement.

SEC registration fee	$6,568
Accounting fees and expenses*	$15,000
Legal fees and expenses*	$50,000
Financial printing and miscellaneous expenses*	$5,000

Total	$76,568

*	Estimated solely for the purposes of this Item 14. Actual expenses may vary.

Item 15. Indemnification of Directors and Officers

The Company is incorporated under the laws of the State of Delaware. Section 102(b)(7) of Delaware’s General Corporation Law (the “DGCL”) allows a corporation to provide in its certificate of incorporation that a director of the corporation will not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except where the director breached the duty of loyalty, failed to act in good faith, engaged in intentional misconduct or knowingly violated a law, authorized the payment of a dividend or approved a stock repurchase in violation of Delaware corporate law or obtained an improper personal benefit. Our amended and restated certificate of incorporation provides for this limitation of liability.

Section 145 of the DGCL, or Section 145, provides that a Delaware corporation may indemnify any person who was, is or is threatened to be made, party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person is or was an officer, director, employee or agent of such corporation or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation’s best interests and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his or her conduct was illegal. A Delaware corporation may indemnify any persons who are, were or are a party to any threatened, pending or completed action or suit by or in the right of the corporation by reason of the fact that such person is or was a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit, provided such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation’s best interests, provided that no indemnification is permitted without judicial approval if the officer, director, employee or agent is adjudged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him against the expenses which such officer or director has actually and reasonably incurred.

Section 145 further authorizes a corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise, against any liability asserted against him and incurred by him in any such capacity, or arising out of his or her status as such, whether or not the corporation would otherwise have the power to indemnify him under Section 145.

Article SEVENTH of the Company’s amended and restated certificate of incorporation provides that no person serving as a director of the Company shall be personally liable to the Company or its stockholders for breach of his or her fiduciary duty as a director, except where the director breached his duty of loyalty, failed to act in good faith, engaged in intentional misconduct or a knowing violation of law, authorized the payment of a dividend or approved a stock repurchase in violation of the DGCL or obtained an improper personal benefit.

Article EIGHTH of the Company’s amended and restated certificate of incorporation requires the Company to indemnify any person who may be indemnified by a Delaware corporation pursuant to Section 145 of the DGCL in each situation where the Company is permitted to indemnify such persons.

The indemnification rights set forth above shall not be exclusive of any other right which an indemnified person may have or hereafter acquire under any statute, provision of our certificate of incorporation, our bylaws, agreement, vote of stockholders or disinterested directors or otherwise.

In addition, we maintain standard policies of insurance that provide coverage (1) to our directors and officers against loss rising from claims made by reason of breach of duty or other wrongful act and (2) to us with respect to indemnification payments that we may make to such directors and officers.

Item 16. Exhibits

Exhibit Number	Exhibit Description	Schedule / Form	File Number	Exhibit	File Date

3.1	Restated Certificate of Incorporation of the Registrant	Form S-1/A	333-233396	3.1	September 25, 2019

3.2	Amendment to the Amended and Restated Certificate of Incorporation of the Registrant dated October 17, 2019	Form 8-K	001-16133	3.1	October 23, 2019

3.3	Certificate of Correction to Amendment to the Amended and Restated Certificate of Incorporation of the Registrant dated October 22, 2019	Form 8-K	001-16133	3.2	October 23, 2019

3.4	Amendment to the Amended and Restated Certificate of Incorporation of the Registrant, effective December 24, 2019	Form 8-K	001-16133	3.1	December 30, 2019

3.5	Certificate of Amendment to the Amended and Restated Certificate of Incorporation of the Registrant, dated November 23, 2020	Form 8-K	001-16133	3.1	November 24, 2020

3.6	Certificate of Amendment to the Amended and Restated Certificate of Incorporation of the Registrant, dated June 12, 2023.	Form 8-K	001-16133	3.1	June 12, 2023

3.7	Amended and Restated Bylaws of the Registrant	Form 10-Q	001-16133	3.8	November 13, 2023

4.1	Form of Pre-Funded Warrant	Form S-1/A	333-235904	4.7	April 20, 2020

4.2	Form of Warrant Agency Agreement between the Registrant and American Stock Transfer & Trust Company, LLC, including the form of Series F Warrant	Form S-1/A	333-235904	4.8	April 20, 2020

5.1	Opinion of Lowenstein Sandler LLP.	Form S-1/A	333-235904	5.1	April 20, 2020

23.1	Consent of Marcum LLP, independent registered public accounting firm				Filed Herewith

23.2	Consent of Lowenstein Sandler LLP (included in Exhibit 5.1)	Form S-1/A	333-235904	5.1	April 20, 2020

24.1	Power of Attorney (see signature page to the Existing Registration Statement)				Filed Herewith

Item 17. Undertakings

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs (a)(1)(i), (a)(1)(ii), and (a)(1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is a part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act to any purchaser:

(A) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in New York, New York, on September 18, 2024.

DELCATH SYSTEMS, INC.

By:	/s/ Gerard Michel
Gerard Michel
Chief Executive Officer

POWER OF ATTORNEY

We, the undersigned officers and directors of Delcath Systems, Inc. hereby severally constitute and appoint Gerard Michel our true and lawful attorney with full power to sign for us and in our names in the capacities indicated below the Registration Statement on Form S-3 filed herewith and any and all amendments (including post-effective amendments) to said Registration Statement, and any registration statement filed pursuant to Rule 462 under the Securities Act of 1933, as amended, in connection with said Registration Statement, and to file or cause to be filed the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, and generally to do all such things in our name and on our behalf in our capacities as officers and directors to enable Delcath Systems, Inc. to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming all that said attorney, or his substitute or substitutes, shall do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Gerard Michel Gerard Michel	Chief Executive Officer and Director (Principal Executive Officer)	September 18, 2024

/s/ Sandra Pennell Sandra Pennell	Principal Financial and Accounting Officer	September 18, 2024

/s/ John R. Sylvester John R. Sylvester	Chairman of the Board	September 18, 2024

/s/ Elizabeth Czerepak Elizabeth Czerepak	Director	September 18, 2024

/s/ Steven Salamon Steven Salamon	Director	September 18, 2024

/s/ Gil Aharon Gil Aharon	Director	September 18, 2024

/s/ Bridget Martell, MA, MD Bridget Martell, MA, MD	Director	September 18, 2024